UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2006, Cleveland-Cliffs Inc (the "Company") published a news release announcing John S. Brinzo's retirement on September 1, 2006 and the appointment of Joseph A. Carrabba as Chief Executive Officer upon Mr. Brinzo's retirement. The press release announcing the retirement was filed on the Current Report on Form 8-K/A on May 11, 2006 as Exhibit 99(a).

Mr. Carrabba was elected as a Director of the Company at its annual meeting on May 9, 2006 and has been President and Chief Operating Officer of the Company since May 23, 2005. From April 21, 2003 to May 22, 2005, he was President and Chief Operating Officer of Diavik Diamond Mines. From March 1, 2000 to April 20, 2003, Mr. Carrabba was General Manager of the Weipa Bauxite Operation of Comalco Aluminum.

The terms of Mr. Carrabba's letter agreement, dated as of April 29, 2005 (the "Letter Agreement") are as follows:

He receives a current annual base salary of $483,000 subject to adjustment on September 1, 2006;

He received a signing bonus of $250,000;

He received a cash bonus of $250,000 in the Company’s Management Performance Incentive Plan for 2005. The target cash bonus is now 80 percent of his salary for 2006. The actual bonus awards can be 0 to 200 percent of target based upon Board Compensation Committee judgment of Company, individual, and unit performance;

He received a grant of 3,800 shares of restricted stock May 23, 2005, with one-third of the grant vesting on each subsequent anniversary of the date of grant for three years. On March 14, 2006, a further grant of 13,953 shares of restricted stock was awarded with a three-year vesting period;

He is eligible to participate in the Company’s Long-Term Equity Incentive Plan beginning January 1, 2005 through December 31, 2007 and received an grant of 3,230 Performance Shares and 570 Retention Units under such plan on May 23, 2005. A grant of 7,055 Performance Shares and 1,245 Retention Units for the Performance Period 2006-2008 was awarded to Mr. Carrabba on May 8, 2006 (as determined by the Compensation & Organization Committee); and

He is eligible to participate in the Company’s Supplemental Retirement Benefit Plan ("SRP") and was given an initial credit of $1,000,000 to his cash balance account as of his first day of employment with the Company in May 2005.

The Company also entered into a Change of Control severance agreement with Mr. Carrabba on May 23, 2005 (the "Severance Agreement") providing for a severence payment of three years compensation (base salary plus target bonus) in the event his position is eliminated or substantially diminished following a change of control. On May 9, 2006, the Company and Mr. Carrabba entered into Amendment No. 1 to Annex A to the Severance Agreement (the "Amendment Agreement"). The Amendment Agreement provides for (i) full vesting of certain benefits under the Company's SRP and (ii) certain payments from the SRP in the event that Mr. Carrabba is terminated prior to the five-year vesting under the current plan.

The Letter Agreement, the Severance Agreement and the Amendment Agreement are included as Exhibits 10(a), 10(b), and 10(c), respectively. The foregoing discussion of the terms of such agreements is qualified in its entirety by reference to the full text of such exhibits, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit
(d)

10(a) Letter Agreement between Cleveland-Cliffs Inc and Joseph A. Carrabba dated April 29, 2005 (filed as Exhibit 10(b) to Form 10-Q of Clevealnd-Cliffs Inc on July 28, 2005 and incorporated by reference)

10(b) Severance Agreement, by and between Cleveland-Cliffs Inc and Joseph A. Carrabba, dated as of May 23, 2005 (filed as Exhibit 10(a) to Form 10-Q of Clevealnd-Cliffs Inc on July 28, 2005 and incorporated by reference)

10(c) Amendment No. 1 to Annex A to the Severance Agreement by and between Cleveland-Cliffs Inc and Joseph A. Carrabba dated May 9, 2006 (filed as Exhibit 10(a) to the Current Report on Form 8-K of Cleveland-Cliffs Inc on May 10, 2006 and incorporated by reference)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

May 11, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary